SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 12, 2004 (January 28, 2004)

Monterey Pasta Company

(Exact name of registrant as specified in its charter)

Delaware	0-22534-LA	77-0227341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1528 Moffett Street Salinas, California		93905
(Address of principal executive offices)		(Zip Code)

(831) 753-6262
(Registrant’s telephone number, including area code)

Item 2:  Acquisition or Disposition of Assets.

This Form 8-K/A amends the current report on Form 8-K of Monterey Pasta Company filed on February 5, 2004. On January 28, 2004, Monterey Pasta Company (“Monterey Pasta”) CIBO Naturals, LLC (“CIBO”), and its unit holders entered into an agreement for the purchase and sale of limited liability company units under which Monterey Pasta acquired 80% of outstanding CIBO units from the unit holders in exchange for $6.0 million cash and a loan to CIBO of $1.0 million for a total cash expenditure of $7.0 million. Monterey Pasta also has the right to acquire all remaining units after four years at a predetermined calculation based on earnings before tax.  As part of the agreement Monterey Pasta Company is entitled to 100% of all losses and (subject to a cumulative ceiling over the period of the agreement) all profits of CIBO after the date of the Agreement.  The sole purpose of this amendment is to file the financial statements of the business acquired as required by Item 7(a) and the pro forma financial information required by Item 7(b), which financial statements and information were excluded from the original filing in reliance on Items 7(a)(4) and 7(b)(2), respectively, of Form 8-K.

Item 7.  Exhibits

(a)  Financial Statements of Businesses Acquired.

The appropriate financial statements are filed herewith as Annex A.

(b)  Pro Forma Financial Information.

The appropriate Proforma financial information relating to the acquisition is filed herewith as Annex B.

(c)  Exhibits.

2.6           Purchase and Sale of Limited Liability Company Units, dated as of January 28, 2004, by and among Monterey Pasta Company, CIBO Naturals LLC, Suekat LLC, and Obic, Inc. Schedules to this agreement have not been filed, but Monterey Pasta will provide supplementally a copy of any Schedule to the Commission upon its request.  A list of the Schedules is contained in the Table of Contents of the Agreement. This exhibit was previously filed on February 5, 2004 in the Registrant’s initial Current Report on Form 8-K, and is incorporated here by reference.

99.1.1      Press release dated January 28, 2004, issued jointly by Monterey Pasta Company and CIBO Naturals LLC.  This exhibit was previously filed on January 28, 2004 in the Registrant’s initial Current Report on Form 8-K, and is incorporated here by reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTEREY PASTA COMPANY

Date: April 12, 2004	By:	/s/ Scott Wheeler
Scott Wheeler
Chief Financial Officer

3

ANNEX A

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members and Board of Directors of

CIBO Naturals LLC

1914-A Occidental Ave. S.

Seattle, Washington 98134

We have audited the balance sheet of CIBO Naturals LLC as of December 31, 2003 and the related statements of income, members’ capital and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CIBO Naturals LLC at December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman, LLP

Seattle, Washington

March 29, 2004

CIBO Naturals LLC
BALANCE SHEET

December 31, 2003

ASSETS

Current assets:
Cash and cash equivalents	$215,226
Accounts receivable, net of allowance of $5,800	785,885
Inventories	221,006
Prepaid expenses and other	70,546
Total current assets	1,292,663

Property and equipment, net	582,233
Goodwill	5,724,654
Other intangible assets	505,523
Total assets	$8,105,073

LIABILITIES AND MEMBERS’ CAPITAL

Current liabilities:
Accounts payable	$420,243
Accrued payroll and related benefits	172,916
Accrued liabilities	65,001
Current portion of capitalized leases payable	10,289
Related party note payable	1,500,000
Total current liabilities	2,168,449

Related party note payable	3,500,000
Capitalized leases payable, less current portion	15,683
Total liabilities	5,684,132

Members’ capital:
Capital contributions	1,657,835
Retained earnings	763,106
Total members’ capital	2,420,941

Total liabilities and members’ capital	$8,105,073

See accompanying notes to financial statements.

CIBO Naturals LLC
STATEMENT OF INCOME

Year ended December 31, 2003

Net revenues	$10,516,320

Cost of sales	6,750,329

Gross profit	3,765,991

Selling, general and administrative	2,793,657

Operating income	972,334

Other income, net	22,502
Interest expense, net	(313,427)

Income before provision for income taxes	681,409

Income tax benefit (provision)	—

Net income	$681,409

See accompanying notes to financial statements.

CIBO Naturals LLC
STATEMENT OF MEMBERS’ CAPITAL

	Capital Contributions		Retained
	Units	Amount	Earnings	Total

Balance, January 1, 2003	1,000,000	$1,492,000	$81,697	$1,573,697

Issuance of units	111,109	165,835	—	165,835

Net income for the year	—	—	681,409	681,409

Balance, December 31, 2003	1,111,109	$1,657,835	$763,106	$2,420,941

See accompanying notes to financial statements.

CIBO Naturals LLC
STATEMENT OF CASH FLOWS

Year ended December 31, 2003
Cash flows from operating activities:
Net income	$681,409
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	136,929
Changes in assets and liabilities:
Accounts receivable	(287,938)
Inventories	58,299
Prepaid expenses and other assets	(30,951)
Accounts payable	(115,128)
Related party payable	(20,287)
Accrued payroll and related benefits	128,605
Accrued liabilities	(50,008)
Net cash provided by operations	500,930

Cash flows from investing activities:
Purchase of property and equipment	(289,750)
Net cash used in investing activities	(289,750)

Cash flows from financing activities:
Repayments of operating line, net	(231,103)
Repayment of debt obligation	(150,000)
Repayments of capital lease obligations	(8,846)
Capital contributions	165,835
Net cash used in financing activities	(224,114)

Net decrease in cash and cash equivalents	(12,934)
Cash and cash equivalents, beginning of year	228,160
Cash and cash equivalents, end of year	$215,226

See accompanying notes to financial statements.

CIBO Naturals LLC
NOTES TO FINANCIAL STATEMENTS

1.             Nature of Operations and Summary of Significant Accounting Policies

CIBO Naturals LLC (“CIBO” or the “Company”) is an innovative, all-natural, specialty foods manufacturer that creates fresh, ready-to-eat pestos, soft-flavored cheese spreads and toppings.  CIBO was originally founded in 1991 and operated as Nease, Inc. d.b.a. CIBO Naturals.  The Company was purchased July 26, 2002 by a group of investors operating under the entity Suekat LLC (“Suekat”).  Suekat purchased 67% of CIBO with CIBO, Inc. (d.b.a. OBIC, Inc.) retaining 33% ownership. Suekat formed C&N acquisitions which purchased 67% ownership in CIBO and changed the name to CIBO Naturals LLC at the completion of its transaction.

The Company’s production facility and distribution center is located in Seattle, Washington.  All of the Company’s products are “made to order” and shipped each week ensuring freshness and quality.  The principal customers are retail groceries and club stores.  The Company offers credit and payment terms to its customers in line with industry practices, generally calling for unsecured trade accounts receivable.

As of December 31, 2003, CIBO employed approximately 35 full-time equivalents, of which approximately 25 were directly involved in the production and packaging of the Company’s products.  Raw materials used to produce products are procured primarily through local vendor relationships with many key ingredients sourced from international suppliers based in Europe, Asia, and Mexico.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  The Company’s cash equivalents consist of cash deposits at federally insured financial institutions.

Accounts Receivable and Allowances

The Company provides allowances for estimated spoilage and various other adjustments at a level deemed appropriate to adequately provide for known and inherent risks related to such amounts.  Based on a contractual relationship with a customer, the allowances are recognized at the time of sale as a reduction of net revenue and primarily consist of the following:

•      1.5% Spoils Allowance (Club channel only)

•      2% Alaska & Puerto Rico Freight Allowance (Club channel only)

•      5% New Warehouse Allowance (Club channel only)

The Company’s sales are not guaranteed for the distributor or retailer so no allowance is provided for product returns.  An allowance for uncollectible accounts is used to reserve for credit losses associated with specific receivables that are deemed at risk of collection.  The allowance is based on reviews of loss, recent payment history, current economic conditions, and other factors that deserve recognition in estimating potential losses.  While management uses the best information available in making its determination, the ultimate recovery of recorded accounts, notes, and other receivables is also dependent on future economic and other conditions that may be beyond management’s control.

Inventories

Inventories are valued at the lower of cost or market, and consist principally of component ingredients to the Company’s sauces, toppings and spreads, finished goods, and packaging materials.  Cost has been determined principally using standard costs utilized under the first-in, first-out method.  The component costs of ingredients and packaging materials are evaluated on a periodic basis, with any adjustments being made to standard costs in cases where price advances or declines are expected to be in place for an extended period of time.

Sales Incentives and Advertising Costs

The Company expenses sales promotions as incurred.  Most of the payments for these expenses are processed as billed back deductions against accounts receivable collections.  Certain sales incentives including promotional allowances and rebates are reported net of revenue.  Demos and ad fees paid to advertise products during promotional periods are reported as selling, general and administrative costs.  Promotional allowances and various other sales incentives reported net of revenue totaled $65,088 in fiscal 2003.  Fees paid for demos and advertisements totaled $22,178 in 2003.

Property and Equipment

Property and equipment are recorded at cost.  Depreciation is provided for on the straight-line method over the estimated useful lives of the assets (or lease term for leasehold improvements if shorter), generally estimated at seven years.

Long-lived assets, including intangible assets, are assessed for possible impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, or whenever management has committed to a plan to dispose of the assets.  Assets to be held and used affected by such an impairment loss are depreciated or amortized at their new carrying amount over the remaining estimated life; assets to be sold or otherwise disposed of are not subject to further depreciation or amortization.

Goodwill and Other Intangible Assets

Intangible assets other than goodwill consist of trade names, recipes, and other intangible assets, and are recorded at cost.  The carrying values of goodwill and other intangible assets with indefinite useful lives are tested annually for impairment. The valuation of these intangibles is determined based upon management’s best estimates of fair value.  As a result, the ultimate value and recoverability of these assets is subject to the validity of the assumptions used.

Income Taxes and Deferred Tax Asset Valuation Allowance

The Company is structured as a LLC.  As an LLC, CIBO’s tax liabilities flow through to its partners, Suekat LLC and OBIC, Inc.  Outside of payroll related tax liabilities and state and local taxes associated with licenses and local operating fees, the Company does not record any other tax liability on its books.  Payments made to shareholders to cover pass-through tax liabilities of the Company have been recorded as shareholder distributions in the period incurred.

Revenue Recognition

The Company recognizes revenues through sales of cheese and sauce products to retail distributors and club store chains.  Revenue is recognized once there is evidence of an arrangement (such as a customer purchase order), product has shipped, the price and terms are finalized, and collectibility is reasonably assured.  Accordingly, sales are recognized upon the shipment of finished goods to customers and are reported net of off-invoice allowances.  The Company’s sales are not guaranteed for the distributor or retailer.

The Company reports shipping cost for product delivered to customers in selling expense.  These costs were approximately $432,000 for 2003.  Any amounts charged to customers for freight and deliveries are included in revenues.  Certain incentives granted to customers such as promotions and rebates are recorded as offsets to revenues.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.  The most significant estimates made by the Company are those related to the allocation of the purchase price of the acquired business, depreciation of fixed assets, amortization of acquired intangible assets, and impairment judgments made for intangibles.

New Accounting Pronouncements

In November 2002, the FASB issued FASB Interpretation (“FIN”) No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a guarantor to recognize, at the inception of a qualified guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 is effective on a prospective basis for qualified guarantees issued or modified after December 31, 2002.  The adoption of this Interpretation did not have a material impact on the Company’s financial condition or results of operations.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, which requires the consolidation of certain special purpose or variable interest entities. FIN 46 is applicable to financial statements issued after 2002, however, disclosures are required currently if the Company expects to consolidate any variable interest entities. The Company has no variable interest entities and therefore, there are no entities that will be consolidated with the Company’s financial statements as a result of FIN 46.

In May 2003, the FASB issued SFAS 150, Accounting For Certain Financial Instruments with Characteristics of Both Liabilities and Equity, which establishes standards for how an issuer of financial instruments classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on a fixed monetary amount known at inception, variations in something other than the fair value of the issuer’s equity shares or variations inversely related to changes in the fair value of the issuer’s equity shares. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company’s financial position or results of operations.

2.             Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, include cash, cash equivalents, and accounts receivable.  The Company maintains its cash accounts in The Commerce Bank of Washington and Sterling Savings Bank in Seattle, Washington.  The bank cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000.  As of December 31, 2003, approximately 77% of the Company’s accounts receivable are concentrated with two major customers (See Note 9).

3.             Inventories

2003
Inventories consisted of the following:

Production – Finished goods	$15,927
Production – Work in process	143
Production – Overhead – applied	2,500
Production – Ingredients	69,129
Packaging materials	133,308
$221,006

4.             Property and Equipment

2003

Property and equipment consisted of the following:

Machinery and equipment	$729,898
Tenant improvements	85,587
Packaging designs and molds	37,458
Computers, office furniture and equipment	130,906
Vehicles	18,300
1,002,149
Accumulated depreciation and amortization	(419,916)
$582,233

Depreciation and amortization expense was $136,929 for 2003.

5.             Capitalized Leases Payable and Operating Leases

Capitalized Leases

The Company leases certain equipment under capitalized leases, including two pieces of production equipment, a fork lift, and an electric pallet jack with a book value of $26,740 in 2003.  Each of the capital leases contains a bargain purchase option.  Future minimum lease payments consist of:

Year	Total
2004	$13,124
2005	7,150
2006	7,150
2007	4,171
31,595

Less amounts representing interest	5,623

Capitalized leases payable	25,972
Less current portion	10,289
Long-term portion	$15,683

Operating Leases

The Company currently leases production, warehouse and corporate office space in Seattle, Washington under operating lease and sublease agreements that both expire in 2004.  The terms of the leases generally require the Company to pay common area maintenance, taxes, insurance, and certain other costs.  Gross rent expense under the leases for 2003 totaled $104,664.

6.             Bank Borrowings

On July 23, 2002, The Commerce Bank of Washington (“Commerce Bank”) provided a one-year credit facility to the Company.  The principal amount of $1 million or the balance then outstanding was due and payable on July 23, 2003.  The variable interest rate applied to the unpaid balance of the note was calculated using the prime rate plus 1%.  On August 14, 2003, the maturity date of the note was extended to July 31, 2004 and the additional interest applied to the index was reduced to the prime rate plus 0.5%.  A portion (80%) of the total accounts receivable that meet eligibility requirements provide collateral for this loan agreement.  As of December 31, 2003, total eligible accounts receivable that served as a borrowing base totaled $638,548.  The Company had no outstanding principal balances owed on the credit facility as of December 31, 2003.

The terms of the credit facility limit the Company with respect to, among other things, (i) incurring additional indebtedness,  (ii) adversely changing the scope of operations or capital structure, and (iii) acquiring assets other than in the normal course of business.  As of December 31, 2003, there were no violations of any loan covenants and no loans outstanding.

7.             Related Party Transactions

The Company engaged in transactions with CIBO, Inc. (d.b.a. OBIC, Inc.), a stockholder of the Company, during 2003.  CIBO, Inc. is an entity established by the founders and former owners of the Company.  These individuals served as consultants to the Company from time to time during 2003.  Fees paid under the consulting agreement totaled $100,008 in 2003.

On July 25, 2002, the Company executed two promissory notes payable to CIBO, Inc.  Both of the notes are subordinate to the debt owed Commerce Bank and are collateralized by all of the Company’s assets.  The first note carries a principal balance of $1.5 million, with the first payment of interest made on August 31, 2002 and the first payment of principal due on August 31, 2004.  Equal monthly payments of principal and interest will be paid thereafter on a ten year amortization schedule, with the principal balance of this note and any unpaid accrued interest thereon, due and payable on July 31, 2007.  The note includes an acceleration clause that is triggered by the Company entering into a written agreement with Costco Wholesale, Inc. (“Costco”) to provide pesto to Costco on a national basis for a period of two years or longer.  This agreement with Costco was reached in September 2003, and the note became payable in full within ninety (90) days after the first shipment of pesto was delivered to a new Costco store.  In January 2004, this note was paid in full (See Note 12).

The second note payable to CIBO, Inc. carries a principal balance of $3.5 million, with the first payment of interest made on August 31, 2002 and the first payment of principal due on March 31, 2006.  Equal monthly payments of principal and interest will be paid thereafter on a ten year amortization schedule, with the principal balance of this note and any unpaid accrued interest thereon, due and payable on July 31, 2007.  The rate of interest on the unpaid principal balance is 6% per annum for both notes.  Prepayment of principal is allowed on this note and on January 28, 2004, $2.5 million was paid on this note (See Note 12).

Future principal payments due under the related party notes payable are as follows:

Year	Principal Amount
2004	$1,500,000
2005	—
2006	172,123
2007	3,327,877
$5,000,000

8.             Members’ Capital

During 2003, 111,109 units at a price of approximately $1.49 per unit were issued to three employees (two of which are officers) of the Company for proceeds of $165,835.

9.             Significant Customers

Costco and The Cheese Works each accounted for portions of total revenues as follows:

2003
Costco	66%
The Cheese Works	11%

At December 31, 2003, Costco and The Cheese Works accounted for the following concentration of accounts receivable:

2003
Costco	58%
The Cheese Works	18%

The Company currently sells its products to eight separate Costco regions which make purchasing decisions independently of one another.  On a regular basis, these regions re-evaluate the products carried in their stores.  There can be no assurance that these Costco regions will continue to offer CIBO Natural’s products in the future or continue to allocate CIBO Naturals the same amount of shelf space.  Purchasing decisions for The Cheese Works, the Company’s second largest customer, are made at their respective head office.  There can be no assurance that The Cheese Works will continue to carry the Company’s products.  Currently, the loss of either Costco or The Cheese Works would materially adversely affect the Company’s business operations.

No other single customer accounted for more than 10% of revenues or accounts receivable.

10.          Supplemental Cash Flow Information

2003
Cash payments for:
Interest	$310,953

Non-cash Investing and Financing Activities:
Equipment acquired by capital lease	$22,576

11.          Goodwill and Other Intangible Assets

December 31, 2003
Intangible assets consist of the following:

Trade names	$393,248
Other intangible assets	112,275
Goodwill and other intangibles not separately quantifiable	5,724,654
$6,230,177

The acquisition of the Company by Suekat LLC was accounted for using the purchase method.  The Company performed annual impairment testing on goodwill and other intangible assets not separately identifiable as required by SFAS 142 to determine if any writedowns were necessary, with no impairment adjustments needed.  Future amortization of intangibles will be approximately $9,214 for the next five years.

12.          Subsequent Events

On January 28, 2004, Monterey Pasta Company acquired an 80% interest in the Company.  Monterey Pasta paid CIBO and its members $6.0 million cash for 80% ownership in the Company and loaned the Company $1.0 million.  Additionally, the acquisition agreement provides for the purchase of the remaining 20% ownership after four years at a predetermined calculation based on earnings before taxes.

On September 25, 2003, the Company shipped its first order of Kirkland Signature Co-branded Fresh Basil Pesto to various Costco regions.  The subsequent rollout of this program to all Costco regions on a national basis triggered the acceleration clause within the $1.5 million note payable to CIBO, Inc. (See Note 7).  In order to pay off this note, interim financing of $1.5 million in the form of a term note payable was provided by Commerce Bank in January 2004.  The note payable to Commerce Bank was paid off in full as a result of the purchase of the Company by Monterrey Pasta Company.  In addition, $2.5 million of the $3.5 million second note payable owed CIBO, Inc., was paid on January 28, 2004.  The remaining $1 million in unpaid principal owed CIBO, Inc. is being amortized under the same terms as set forth in the original note (See Note 7).

ANNEX B

The unaudited proforma information is presented based upon the Monterey Pasta’s year end of December 28, 2003 and CIBO’s year end December 31, 2003.  Also included are all material adjustments considered necessary by management for presentation in accordance with generally accepted accounting principles.

The unaudited proforma balance sheet reflects the acquisition by Monterey Pasta of CIBO on January 28, 2004.  The balances for Monterey Pasta are as of December 28, 2003 and the balances for CIBO are as of December 31, 2003.  The unaudited proforma Statement of Income for the fiscal year end December 28, 2003 reflect the acquisition as if it had occurred on January 1, 2003.

The proforma financial data do not purport to represent what Monterey Pasta’s combined financial position or results of operations would actually have been if such transactions in fact had occurred on these dates and are not necessarily representative of Monterey Pasta’s combined financial position or results of operations for any future period.  Historical unaudited proforma combined financial statements should be read in conjunction with the historical financial statements and notes thereto included in Monterey Pasta’s most recent report filed on Form 10-K.

MONTEREY PASTA COMPANY AND SUBSIDIARY
PROFORMA CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 28, 2003 (unaudited)

	Monterey Pasta Company December 28, 2003	CIBO Naturals LLC December 31, 2003	Total	Adjustments		Consolidated

ASSETS
Current assets:

Cash and cash equivalents	$5,285,484	$215,226	$5,500,710	(5,241,000	)(1) (2)	259,710
Accounts receivable, Net	6,312,920	785,885	$7,098,805			7,098,805
Inventories	4,323,308	221,006	$4,544,314			4,544,314
Deferred tax assets — short term	3,484,553		$3,484,553			3,484,553
Prepaid expenses and other	1,465,489	70,546	$1,536,035			1,536,035
Total current assets	20,871,754	1,292,663	22,164,417	(5,241,000)		16,923,417

Property and equipment, net	15,444,789	582,233	$16,027,022			16,027,022
Deferred tax assets – long term	1,036,442		$1,036,442			1,036,442
Goodwill, net	4,748,389	5,724,654	$10,473,043	(1,895,866	)(1) (3) (6)	8,577,177
Other intangible assets, net	1,995,760	505,523	$2,501,283	3,794,477	(6)	6,295,760
Deposits and other	106,423		$106,423			106,423
Total assets	$44,203,557	$8,105,073	$52,308,630	$(3,342,389)		$48,966,241

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,849,890	$420,243	$3,270,133			3,270,133
Accrued payroll and related benefits	875,255	172,916	$1,048,171			1,048,171
Accrued liabilities	441,312	65,001	$506,313			506,313
Current portion, note payable		1,500,000	1,500,000			1,500,000
Current portion of notes, loans, and capitalized leases payable	1,784	10,289	$12,073			12,073
Total current liabilities	4,168,241	2,168,449	6,336,690	—		6,336,690
Notes	—	3,500,000	$3,500,000	(2,000,000	)(2)	1,500,000
Notes, loans, and capitalized leases payable,			$—			—
less current portion	837	15,683	$16,520			16,520
Total liabilities	4,169,078	5,684,132	9,853,210	(2,000,000)		7,853,210

Minority Interests			—	750,000	(4)	750,000

Stockholders’ equity:
Preferred Stock, $.001 par value, 1,000,000 shares authorized, none outstanding Common stock, $.001 par value, 70,000,000 shares authorized, 14,196,391and 14,213,682 issued	14,213	1,657,835	$1,672,048	(1,657,835	)(2) (4)	14,213
Additional paid-in capital	44,577,570		$44,577,570			44,577,570
Accumulated deficit	(4,557,304)	763,106	$(3,794,198)	(434,554	)(3) (8)	(4,228,752)
			$—			—
Total stockholders’ equity	40,034,479	2,420,941	42,455,420	(2,092,389)		40,363,031

Total liabilities and stockholders’ equity	$44,203,557	$8,105,073	$52,308,630	$(3,342,389)		$48,966,241

MONTEREY PASTA COMPANYAND SUBSIDIARY
PROFORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 28, 2003 (unaudited)

	Monterey Pasta Company	CIBO Naturals LLC	Total	Adjustments		Consolidated

Net revenues	$60,489,567	$10,516,320	$71,005,887			$71,005,887

Cost of sales	41,921,023	6,750,329	48,671,352			48,671,352

Gross profit	18,568,544	3,765,991	22,334,535	—		22,334,535

Selling, general and administrative	17,160,518	2,793,657	19,954,175	300,000	(6)	20,254,175
Gain (loss) on disposition of assets	—	—	—			—
Operating income	1,408,026	972,334	2,380,360	(300,000)		2,080,360

Other income (expense), net	(1,380)	22,502	21,122			21,122
Interest income (expense), net	72,030	(313,427)	(241,397)	116,397	(5)	(125,000)

Income before provision for income taxes	1,478,676	681,409	2,160,085	(183,603)		1,976,482

Income tax benefit (provision)	(444,273)	—	(444,273)	(169,254	)(7)	(613,527)

Net income	$1,034,403	$681,409	$1,715,812	$(352,857)		$1,362,955

Net income per common share :
Basic income per common share	$0.07					$0.10

Diluted income per common share	$0.07					$0.09

Basic shares outstanding	14,206,627					14,206,627
Diluted shares outstanding	14,414,931					14,414,931

Notes to the unaudited proforma Balance Sheet and Statement of Income.

(1)           Record costs of acquiring CIBO Naturals, LLC of $241,000.

(2)           A total of $7,000,000 was wired out as follows.  $3,000,000 was wired to the previous owners of CIBO Naturals, LLC for an 80% interest; $4,000,000 was wired to CIBO Naturals to pay off part of CIBO’s debt.  A $1,000,000 note was signed by CIBO with a payee to Monterey Pasta.  This note is eliminated as part of the consolidation process.  Monterey Pasta used $5,000,000 in cash from cash reserves to pay for the transaction and borrowed on its line of credit $2,000,000 to complete the transaction.

(3)           Recapitalize CIBO Naturals as a subsidiary of Monterey Pasta and record goodwill from the transaction. Recording consolidation and elimination entries.

(4)           Record minority interest in the transaction of $750,000 which represents 20% of the ownership.  Since the purchase agreement and the operating agreement entitles 100% of all profits and all losses (subject to a cumulative ceiling over the period of the agreement) there is no minority interest on the Statement of Income and consequently, the balance sheet amount does not change.  The calculation of the minority interest is shown in Note 6 below.

(5)           Record Interest.  $2,000,000 @ 3.25% and $1,000,000 @ 6% for a total of $125,000.  This compares to a 2003 combined number of $241,397.  The reduced amount represents the paying off of higher interest rate loans.

(6)           As part of the acquisition, Monterey Pasta commissioned a valuation study to determine the components that represent the intangible assets and goodwill purchased as part of the purchase price.  Under the purchase method of accounting, the total estimated purchase price is allocated to CIBO’s tangible and intangible assets based upon their estimated fair value as of the date of completion of the acquisition.  Based upon the purchase price and the preliminary valuation, and based on financial information at the time of the acquisition the preliminary purchase price allocation is as follows:

Cash acquired at time of acquisition	$30,804
Inventory valuation adjustment to market	10,960
Tangible assets acquired	1,516,982
Intellectual property	7,996,274
Total Assets Acquired	9,555,020
Less Liabilities Assumed	5,805,020
Net Assets Acquired	3,750,000
Less Minority Interest of 20%	750,000

Cash paid directly to Owners of CIBO	$3,000,000

Some of these intangible assets have determinable lives while others have indeterminable lives.  Generally Accepted Accounting Policies and in accordance with FAS 141 and FAS 142, those intangibles assets with determinable lives should be amortized over those lives.  Below is a table of the intangible assets and the amortization that would have been charged for these assets.  The intangible assets have been reclassed to “Other Intangible Assets”

Intangible Asset	Value	Annual Amortization
Customer relationships and list	$3,240,000	$270,000
Non-competition Agreements	$270,000	$30,000
Recipes	$220,000	$—
Trademarks	$870,000	$—
Goodwill	$3,396,274	$—

(7)           Record income taxes for CIBO adjusted taxable income at a rate of 34% totaling $169,254

(8)           Record CIBO’s income for the year in retained earnings on the balance sheet.